Exhibit 99.1

SAFE HARBOR This presentation contains “forward-looking” statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business and results of operations; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, potential markets or market size, or technology developments; and any statements of assumptions underlying any of the foregoing. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including but not limited to: quarterly fluctuations in our business and results of operations; our ability to address market needs and sell our applications and services successfully; integration of acquisitions; acquisition-related liabilities and charges; the general market conditions; and the effects of competition. These and other risks and uncertainties associated with our business are described in our Quarterly Report on Form 10-Q for the three months ended June 30, 2017, and the other reports we file with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this presentation and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events. In addition to U.S. GAAP financials, this presentation includes certain non-GAAP financial measures. These historical and forward-looking non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The most directly comparable GAAP information and a reconciliation between the non-GAAP figures are provided on slides at the back of this presentation. Proofpoint is a registered trademark of Proofpoint, Inc. This presentation also contains additional trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Reaffirming Guidance Provided July 27, 2017 We are officially reaffirming guidance, both for the third quarter and the full year 2017, as provided on our earnings call on July 27, 2017.

2020E (2017 Analyst Day) $1,025M - $1,100M 77%–79% 13%–15% ~$266M 24–26% 2020 Operating Model 2020E (2016 Analyst Day) Revenue $950M - $1,050M Non-GAAP Gross Margin 77%–79% Non-GAAP Operating Margin 13%–15% Free Cash Flow As % of revenue $250M 24–26% 2020E provided at 2016 Analyst and Investor Day on June 8, 2016. Non-GAAP Gross Profit is defined as GAAP Gross Profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions; see appendix for reconciliation. Non-GAAP Operating Margin is defined as GAAP Operating Margin, adjusted to exclude stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation; see appendix for reconciliation. Free Cash Flow is defined as net cash provided by operating activities minus capital expenditures. With available NOLs we should not be a regular tax cash taxpayer in the US through 2020 – AMT cash taxes may apply. 2020E Free Cash Flow calculated at the midpoint of the revenue range. We are not providing a GAAP to Non-GAAP reconciliation to the 2020 Operating Model update because we are not able to present reconciling items without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measures, such as stock-based compensation expenses, the impact and timing of potential acquisitions, potential litigation expenses, and capital expenditures. The actual amounts of such reconciling items will have a significant impact on the company’s GAAP results.